SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 23, 2009 (November 20, 2009)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 20, 2009, the Board of Directors of Flowers Foods, Inc. elected David V. Singer to the company’s Board of Directors effective January 1, 2010. Mr. Singer will stand for election at the 2010 Annual Meeting of Shareholders to serve for a term of three years. It has not yet been determined to which committee(s) of the board Mr. Singer will be named. The press release announcing Mr. Singer’s election to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On November 20, 2009, the Board of Directors of Flowers Foods, Inc. elected Allen L. Shiver president of Flowers Foods, Inc. effective January 1, 2010. George E. Deese, chairman of the board, chief executive officer and president will continue to serve as chairman and CEO. The press release announcing Mr. Shiver’s election is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated November 20, 2009

99.2	Press Release of Flowers Foods, Inc. dated November 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: November 23, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated November 20, 2009

99.2	Press Release of Flowers Foods, Inc. dated November 20, 2009

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